UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2024

Tripadvisor, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

(781) 800-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2024 Tripadvisor, Inc., a Delaware corporation (“TRIP”), Liberty TripAdvisor Holdings, Inc., a Delaware corporation (“LTRP”) and Telluride Merger Sub Corp., a Delaware corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of TRIP, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which and subject to the terms and conditions therein (i) Merger Sub will be merged with and into LTRP (the “Merger”), with LTRP surviving the Merger as the surviving corporation and an indirect, wholly-owned subsidiary of TRIP, and (ii) immediately following the Merger, LTRP (as the surviving corporation in the Merger) will be merged with and into TellurideSub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of TRIP (“ParentSub LLC”) (such merger, the “ParentSub LLC Merger”), with ParentSub LLC surviving the ParentSub LLC Merger as the surviving company and a wholly-owned subsidiary of TRIP. LTRP has beneficial ownership of approximately 21.0% of TRIP’s outstanding common stock and approximately 56.8% of TRIP’s voting power.  Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Merger Consideration; Treatment of Equity Awards; Treatment of Restricted Stock Units; Treatment of Cash Awards

Pursuant to the Merger Agreement:

•	effective as of the effective time of the Merger (the “Effective Time”), each share of Series A common stock, par value $0.01, of LTRP (the “Series A Common Stock”) and Series B common stock, par value $0.01, of LTRP (the “Series B Common Stock” and together with the Series A Common Stock, collectively, the “Common Shares” and each a “Common Share”) issued and outstanding immediately prior to the Effective Time (excluding any Common Shares (i) owned by TRIP or Merger Sub, (ii) owned by LTRP as treasury stock, and (iii) held by stockholders who (A) have not voted in favor of the Merger or consented to it in writing and (B) have properly demanded appraisal rights of such Common Shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware in connection with the Merger (such stockholders, “Dissenting Stockholders”)), shall be converted into the right to receive from TRIP $0.2567 per share of Series A Common Stock in cash (the “Series A Common Share Merger Consideration”) and $0.2567 per share of Series B Common Stock in cash (the “Series B Common Share Merger Consideration”), in each case, without interest;

•	effective as of the Effective Time, all shares of 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of LTRP (the “Series A Preferred Shares”) issued and outstanding immediately prior to the Effective Time (excluding any Series A Preferred Shares (i) owned by TRIP or Merger Sub and (ii) owned by LTRP as treasury stock) shall be converted into the right to receive from TRIP in the aggregate (A) $42,471,000 in cash, without interest (the “Series A Preferred Share Cash Merger Consideration”) and (B) 3,037,959 validly issued, fully paid and non-assessable shares of common stock, par value $0.001, of TRIP (“TRIP Common Stock”) (the “Series A Preferred Share Equity Merger Consideration” and, together with the Series A Preferred Share Cash Merger Consideration, the “Series A Preferred Share Merger Consideration”);

•	effective as of the Effective Time, each outstanding option (a “Option”) to purchase Series A Common Stock granted under a stock plan of LTRP (an “LTRP Stock Plan”), whether vested or unvested, (i) if the per Common Share exercise price of such Option is equal to or greater than the Series A Common Share Merger Consideration, such Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the per Common Share exercise price of such Option is less than the Series A Common Share Merger Consideration, such Option shall become fully vested and shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (x) the number of shares of Series A Common Stock underlying the Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the Series A Common Share Merger Consideration minus the applicable exercise price, net of taxes;

•	effective as of the Effective Time, each outstanding Option to purchase Series B Common Stock granted under an LTRP Stock Plan, whether vested or unvested, (i) if the per Common Share exercise price of such Option is equal to or greater than the Series B Common Share Merger Consideration, such Option shall terminate and be cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and have no further force or effect and (ii) if the per Common Share exercise price of such Option is less than the Series B Common Share Merger Consideration, such Option shall become fully vested and shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive, a lump sum cash payment in the amount equal to (x) the number of shares of Series B Common Stock underlying the Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the Series B Common Share Merger Consideration minus the applicable exercise price, net of taxes; and

•	each outstanding cash award (a “Cash Award”) under an LTRP Stock Plan, whether vested or unvested, outstanding at the Effective Time shall be paid (in the case of performance-based Cash Awards, at the applicable target level of performance) on the date of the closing (the “Closing”) of the Merger, net of taxes.

LTRP’s 0.50% Exchangeable Senior Debentures

Pursuant to the Merger Agreement and in connection with the transactions contemplated therein, LTRP’s 0.50% Exchangeable Senior Debentures due 2051 (the “Debentures”) of approximately $330 million is expected to be repaid (i) at Closing or (ii) prior to Closing with the proceeds of the TRIP Loan Facility (as described below).

Representations, Warranties and Covenants

The Merger Agreement includes certain representations, warranties and covenants of TRIP, LTRP and Merger Sub, including, among other things, covenants by LTRP to use its commercially reasonable efforts to conduct its business in the ordinary course in all material respects during the period between the execution of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions, and covenants by LTRP and TRIP to use reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement.

In addition, LTRP has agreed to non-solicitation obligations with respect to any third-party acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. The Board of Directors of LTRP (the “LTRP Board”) has agreed to recommend that its stockholders vote in favor of approving the adoption of the Merger Agreement and an amendment (the “LTRP Charter Amendment”) to the Restated Certificate of Incorporation of LTRP, dated August 27, 2014, that amends certain provisions of the Certificate of Designations of 8% Series A Cumulative Redeemable Preferred Stock of LTRP, dated March 15, 2020 (the “Certificate of Designations”), subject to the right to change its recommendation in response to a Superior Proposal or an Intervening Event, in each case if the LTRP Board (or a duly authorized committee thereof) determines in good faith and after consultation with its outside legal advisors and, in the case of a Superior Proposal, its financial advisor, that a failure to change its recommendation would reasonably be expected to be inconsistent with its fiduciary duties. In the event that the LTRP Board (or a duly authorized committee thereof) changes its recommendation other than in connection with a TRIP Acquisition Proposal (as defined below), TRIP has the right to terminate the Merger Agreement prior to the receipt of the requisite approvals of the LTRP stockholders at the Company Stockholders Meeting and receive a termination fee.

The Merger Agreement also provides that, upon receipt of a proposal to acquire beneficial ownership of fifty percent or more of the aggregate outstanding equity securities of TRIP (or the surviving or resulting entity) (including fifty percent or more of such aggregate outstanding equity securities not owned by LTRP and its subsidiaries) or the consolidated total assets of TRIP and its subsidiaries or securities representing fifty percent or more of voting power of TRIP (or the surviving or resulting entity) (including fifty percent or more of such voting power not owned by LTRP and its subsidiaries) (a “TRIP Acquisition Proposal”), then (i) TRIP will notify LTRP within 24 hours and continue to keep LTRP apprised of details surrounding such TRIP Acquisition Proposal and (ii) with respect to any such TRIP Acquisition Proposal that TRIP determines to pursue, TRIP will permit LTRP, subject to entry into an acceptable confidentiality agreement, to participate in any discussion or negotiations and provide non-public information regarding LTRP or any of its subsidiaries, so long as, among other requirements, TRIP will lead and control any such discussions or negotiations.

If TRIP enters into, or informs LTRP that it intends to enter into any written definitive agreement for a TRIP Acquisition Proposal, (i) the LTRP Board (or a duly authorized committee thereof) will have the right to make a Change in Recommendation or approve the termination of the Merger Agreement to enter into an Alternative Acquisition Agreement in connection with such TRIP Acquisition Proposal with such Person making such TRIP Acquisition Proposal, and (ii) LTRP will have the right, substantially concurrently with and subject to the entry by TRIP or any of its subsidiaries into any written definitive agreement in connection with such TRIP Acquisition Proposal, to (x) terminate the Merger Agreement and (y) enter into an Alternative Acquisition Agreement with the Person making such TRIP Acquisition Proposal (or any of its affiliates).

During the period between the execution of the Merger Agreement and the earlier of (i) the Closing and (ii) the termination of the Merger Agreement, at any TRIP meeting of the stockholders of, and in connection with any written consent of the holders of TRIP Common Stock and/or shares of Class B common stock, par value $0.001 of TRIP (“TRIP Class B Common Stock” and, together with TRIP Common Stock, “TRIP Common Shares”), LTRP will be obligated to vote (and cause any subsidiary to vote, as applicable) all TRIP Common Shares beneficially owned by LTRP (or any of its subsidiaries) in a manner proportionally consistent with the vote of the shares of TRIP Common Stock not owned by LTRP or LTRP’s officers or directors other than with respect to any vote or written consent to approve a TRIP Acquisition Proposal in connection with which LTRP does not enter into a definitive Alternative Acquisition Agreement in accordance with the terms of the Merger Agreement.

Closing Conditions

The closing of the Merger is subject to certain mutual conditions, including: (i) the adoption of (A) the Merger Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding Common Shares entitled to vote thereon, voting together as a single class, and (B) the LTRP Charter Amendment by (1) the affirmative vote of holders of a majority of the aggregate voting power of the outstanding Common Shares entitled to vote thereon, voting together as a single class and (2) the written consent or affirmative vote of a majority of the holders of the outstanding Series A Preferred Shares entitled to vote thereon, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a class; (ii) the LTRP Charter Amendment becoming effective pursuant to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware prior to the Effective Time; and (iii) the absence of any law or governmental order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger.

The respective obligation of each party to consummate the Merger is also conditioned upon certain other customary conditions, including, among others, relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

Termination

The Merger Agreement also provides for certain termination rights for the parties, including: (i) by mutual written consent of TRIP and LTRP; (ii) by either TRIP or LTRP if (A) the Merger has not been consummated prior to September 18, 2025 (the “Termination Date”) (subject to certain exceptions), (B) the approval of the adoption of the Merger Agreement or the LTRP Charter Amendment by the stockholders of LTRP has not been obtained at the Company Stockholders Meeting, or at any adjournment or postponement thereof, at which a vote upon the adoption of the Merger Agreement and of the LTRP Charter Amendment was taken, (C) a law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger becomes final and non-appealable (subject to certain exceptions), or (D) if the other party has breached any of its representations and warranties or failed to perform any of its covenants or agreements such that any of the conditions to closing would not be satisfied and the party has not cured any such breaches within 30 days following delivery of written notice (subject to certain exceptions); (iii) by LTRP, prior to obtaining the requisite approvals of the LTRP stockholders at the Company Stockholders Meeting, in order to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal or TRIP Acquisition Proposal; and (iv) by TRIP if, prior to obtaining the requisite approvals of the LTRP stockholders at the Company Stockholders Meeting, there has been a Change in Recommendation in connection with a Superior Proposal or an Intervening Event.

LTRP will be obligated to pay a Termination Fee equal to $16,310,000 if the Merger Agreement is terminated by TRIP due to a Change in Recommendation (other than in connection with a TRIP Acquisition Proposal) or by LTRP pursuant to the Merger Agreement in order to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

In connection with the transactions contemplated by the Merger Agreement, on December 18, 2024, Gregory B. Maffei has entered into a voting agreement (the “Maffei Voting Agreement”) with TRIP and LTRP, pursuant to which, subject to certain conditions, Mr. Maffei has committed to vote his Common Shares representing approximately 39% of the total voting power of the issued and outstanding Common Shares, in the aggregate, in favor of, among other things, the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, as well as the adoption of the LTRP Charter Amendment, at any meeting of LTRP stockholders called to vote upon the Merger and the LTRP Charter Amendment, and against any action or proposal in favor of any Acquisition Proposal (as defined in the Maffei Voting Agreement) and certain other matters (except that, in the event, following a Change in Recommendation, Parent elects not to terminate the Merger Agreement prior to the Company Stockholders Meeting, Mr. Maffei will only be obligated to vote shares representing 33.37% of the total voting power of the Common Shares as specified in the Maffei Voting Agreement, with any shares in excess of such amount to be voted on such matters in the same proportion as voted by the LTRP stockholders other than Mr. Maffei). In addition, Mr. Maffei has agreed to (i) certain restrictions on transfers of his Common Shares, (ii) subject to certain exceptions, certain restrictions on conversions of his shares of Series B Common Stock into shares of Series A Common Stock and (iii) waive any appraisal rights to which he may be entitled pursuant to applicable law in connection with the Merger. The Maffei Voting Agreement will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms.

In addition, under the Maffei Voting Agreement, each of LTRP and, effective from and following the Effective Time, Parent and ParentSub LLC, jointly and severally, will indemnify Mr. Maffei for certain losses incurred in connection with or arising out of (i) the Maffei Voting Agreement or the performance of Mr. Maffei’s obligations thereunder and any claim relating to the Merger Agreement and the transactions contemplated thereby or (ii) any claim brought by or on behalf of any LTRP stockholder (and any resolution thereof) relating to the Merger or any of the other transactions contemplated by the Merger Agreement that is brought against LTRP and/or any of its directors and/or officers (in their capacities as such), in each case, including, subject to certain conditions, reasonable fees and expenses of Mr. Maffei incurred in the defense of any claim brought by a third party relating thereto. In addition, LTRP has agreed to pay up to $200,000 in the aggregate of reasonable out-of-pocket costs and expenses incurred by Mr. Maffei in connection with the preparation, negotiation, execution and delivery of the Maffei Voting Agreement.

In addition, on December 18, 2024, Certares LTRIP LLC (“Certares”) entered into a voting agreement (the “Certares Voting Agreement” and together with the Maffei Voting Agreement, the “Voting Agreements”) with TRIP and LTRP, pursuant to which, among other things, Certares has agreed, subject to the terms and conditions of the Certares Voting Agreement, to vote or cause to be voted all of its Series A Preferred Shares, among other things, in favor of the adoption of the LTRP Charter Amendment. Under the Certares Voting Agreement, Certares further agreed to (i) comply with the non-solicitation obligations described above regarding any third-party acquisition proposals with respect to LTRP, (ii) certain restrictions on transfers of its Series A Preferred Shares, and (iii) waive any appraisal rights to which it may be entitled pursuant to applicable law in connection with the Merger.

The foregoing descriptions of the Maffei Voting Agreement and the Certares Voting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Maffei Voting Agreement and the Certares Voting Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Other Agreements

In connection with the transactions contemplated by the Merger Agreement, on December 18, 2024, Certares entered into a side letter agreement (the “Certares Side Letter”) with TRIP and LTRP, pursuant to which, among other things, Certares has agreed, subject to the terms and conditions of the Certares Side Letter, to waive certain rights under (i) the Certificate of Designations, (ii) the Investment Agreement, dated as of March 15, 2020, by and among LTRP, Certares Holdings LLC, Certares Holdings (Blockable) LLC, Certares Holdings (Optional) LLC and Gregory B. Maffei, as amended and assigned (the “Investment Agreement”), and (iii) the Registration Rights Agreement, dated as of March 26, 2020, by and between LTRP and Certares (as amended from time to time, the “Registration Rights Agreement”), with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Certares Side Letter, Certares agreed to waive its rights (and release TRIP and LTRP of all claims and causes of action), among certain other rights under the Certificate of Designations, associated with (1) the occurrence of the Mandatory Redemption Date and the Redemption Default (as such terms are defined in the Certificate of Designations), (2) the failure of LTRP to effect the Mandatory Redemption (as such term is defined in the Certificate of Designations) of all or any portion of any Series A Preferred Shares, (3) the increase in the Applicable Rate to the Penalty Rate (as such terms are defined in the Certificate of Designations) and (4) the right to appoint a director to the LTRP Board in the event of a Redemption Default. Certares further agreed to waive (and release TRIP and LTRP of all claims and causes of action), certain notice, consent, approval, consultation or other rights that Certares may hold pursuant to provisions under the Investment Agreement and the Registration Rights Agreement. The Certares Side Letter also provides that each of the Registration Rights Agreement and the Investment Agreement will terminate effective as of the Effective Time.

The Certares Side Letter will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. If the Certares Side Letter is terminated, the waivers summarized above will automatically terminate except as such waivers relate to the period during which the Certares Side Letter was in effect.

The foregoing description of the Certares Side Letter does not purport to be complete and is subject to, and qualified in its entirety by, the Certares Side Letter, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

The Merger Agreement, the Voting Agreements and the Certares Side Letter (collectively, the “Transaction Documents”) and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Transaction Documents, the Merger and the other transactions contemplated by such agreements.  The Transaction Documents contain representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Transaction Documents have been attached to provide investors with information regarding their terms. It is not intended to provide any other factual information about LTRP or TRIP or any other party to the Transaction Documents or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Transaction Documents, which were made only for purposes of such agreements and as of specific dates, were for the benefit of the parties to the Transaction Documents, may be subject to limitations agreed upon by the contracting parties (including being qualified (i) by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts, as well as (ii) by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Transaction Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Transaction Documents. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Transaction Documents, which subsequent information may or may not be fully reflected in TRIP’s or LTRP’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Merger Agreement, under certain circumstances, TRIP will provide a loan facility (the “TRIP Loan Facility”) to LTRP of approximately $330 million, to repay the Debentures prior to Closing, which facility, among other things: (i) will be a term loan (which may be in the form of a delayed draw term facility), (ii) will have an interest rate equal to (A) the secured overnight financing rate as administrated by the Federal Reserve Bank of New York plus (B) 6.00%, which shall be repayable in kind (in lieu of payment in cash) on a quarterly basis (or such other time period as jointly agreed to by LTRP and TRIP), (iii) will mature on the earlier of (A) the Termination Date and (B) 15 business days after the valid termination of the Merger Agreement (for reasons other than the Termination Date having been reached), or such later date as jointly agreed to by LTRP and TRIP, (iv) will not be prepayable without the prior written consent of TRIP and must be repaid at maturity in cash, and (v) subject to customary exceptions and exclusions, will be secured by substantially all of the assets of LTRP and its subsidiaries.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference.

The shares issued as part of the Series A Preferred Share Merger Consideration are exempt from registration under Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On December 19, 2024, TRIP and LTRP issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1, and is incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated December 19, 2024, that will be used by TRIP with respect to the matters described in Item 1.01 of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of TRIP under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1†	Agreement and Plan of Merger, dated as of December 18, 2024, by and among LTRP, TRIP and Merger Sub
10.1	Voting Agreement, dated as of December 18, 2024, by and among TRIP, LTRP and Gregory B. Maffei
10.2	Voting Agreement, dated as of December 18, 2024, by and among TRIP, LTRP and Certares LTRIP LLC
10.3	Letter Agreement, dated as of December 18, 2024, by and among TRIP, LTRP and Certares LTRIP LLC
99.1	Press Release, dated December 19, 2024
99.2	Investor Presentation, dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. TRIP hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain statements relating to the completion of the proposed transaction, the timing of the proposed transaction and other matters related to such proposed transaction, including the entry into Maffei Voting Agreement, the Certares Voting Agreement, the Certares Side Letter, the commitment to provide the Parent Loan Facility and the issuance of the Series A Preferred Share Equity Merger Consideration. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs in connection with the proposed transaction (including significant tax liability); any effect of the announcement of the proposed transaction on the ability of TRIP and LTRP to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the parties may not realize the potential benefits of the proposed transaction in the near term or at all; the satisfaction of all conditions to the proposed transaction (including stockholder approvals) may not be achieved; the proposed transaction may not be consummated; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction; unfavorable outcome of legal proceedings; risks related to disruption of management time from ongoing business operations due to the proposed transaction; risks related to LTRP’s failure to repay the Parent Loan Facility when due; risks relating to TRIP operating without a controlling stockholder after the Closing; risks inherent to the business may result in additional strategic and operational risks, which may impact TRIP’s and/or LTRP’s risk profiles, which each company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that TRIP and LTRP file with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and TRIP and LTRP expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in TRIP’s or LTRP’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of TRIP and LTRP, including their most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports TRIP or LTRP subsequently file with the SEC, for additional information about TRIP and LTRP and about the risks and uncertainties related to TRIP’s and LTRP’s businesses which may affect the statements made in this Current Report on Form 8-K.

No Offer or Solicitation

This communication is not intended to, and does not, constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information

Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of common stock of TRIP or LTRP. In connection with the Merger, LTRP intends to file with the SEC relevant materials, including a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, the definitive version of which will be sent or provided to LTRP’s stockholders, and a Schedule 13E-3 transaction statement. TRIP or LTRP may also file other documents with the SEC regarding the Merger. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 transaction statement, or any other relevant document which LTRP may file with the SEC. Promptly after filing its definitive Proxy Statement with the SEC, LTRP will mail or provide the definitive Proxy Statement and a proxy card to each stockholder of LTRP entitled to vote at the meeting relating to the Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT WHEN THEY BECOME AVAILABLE, TOGETHER WITH ALL RELEVANT SEC FILINGS REGARDING THE PROPOSED TRANSACTION, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED (INCLUDING AS EXHIBITS THEREWITH), OR WILL BE FILED, WITH THE SEC (WHEN THEY ARE AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 transaction statement and other documents that are filed or will be filed with the SEC by LTRP or TRIP (when they are available) through the website maintained by the SEC at www.sec.gov, LTRP’s investor relations website at www.libertytripadvisorholdings.com/investors or TRIP’s investor relations website at ir.tripadvisor.com.

Participants in a Solicitation

Tripadvisor anticipates that the following individuals may be participants (the “Tripadvisor Participants”) in the solicitation of proxies from holders of Liberty TripAdvisor Series A Common Stock and Series B Common Stock in connection with the proposed transaction: Gregory B. Maffei, Chairman of the Tripadvisor Board, Matt Goldberg, President and Chief Executive Officer and Director, Trynka Shineman Blake, Betsy Morgan, Jay C. Hoag, Greg O’Hara, Jeremy Philips, Albert E. Rosenthaler, Jane Jie Sun and Robert S. Wiesenthal, all of whom are members of the Tripadvisor Board, Mike Noonan, Chief Financial Officer, and Seth J. Kalvert, Chief Legal Officer and Secretary. Information about the Tripadvisor Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Tripadvisor’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Proposal No. 3: Advisory Vote on Compensation of Named Executive Officers”, “Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Resolutions to Approve The Compensation Of Tripadvisor’s Named Executive Officers”, “Executive Officers”, “Compensation Discussion and Analysis”, “CEO Pay Ratio”, “Pay Versus Performance”, “Executive Compensation”, “Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” contained in Tripadvisor’s definitive proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 29, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1526520/000095017024049349/trip-20240426.htm) and other documents subsequently filed by Tripadvisor with the SEC. To the extent holdings of Tripadvisor capital stock by the directors and executive officers of Tripadvisor have changed from the amounts of Tripadvisor capital stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the Tripadvisor Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty TripAdvisor’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

Liberty TripAdvisor anticipates that the following individuals will be participants (the “Liberty TripAdvisor Participants”) in the solicitation of proxies from holders of Liberty TripAdvisor’s LTRPA and LTRPB common stock in connection with the proposed transaction: Gregory B. Maffei, Chairman of the Liberty TripAdvisor Board and Liberty TripAdvisor’s President and Chief Executive Officer, Christy Haubegger, Michael J. Malone, Chris Mueller, Larry E. Romrell, Albert E. Rosenthaler and J. David Wargo, all of whom are members of the Liberty TripAdvisor Board, Brian J. Wendling, Liberty TripAdvisor’s Senior Vice President and Chief Financial Officer, and Renee L. Wilm, Liberty TripAdvisor’s Chief Legal Officer and Chief Administrative Officer. Information regarding the Liberty TripAdvisor Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Liberty TripAdvisor’s transactions with related persons can be found under the captions “Proposal 1 – The Election of Directors Proposal”, “Director Compensation”, “Proposal 3 – The Say-On-Pay Proposal”, “Executive Officers”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management” and “Certain Relationships and Related Party Transactions” contained in Liberty TripAdvisor’s definitive proxy statement for its 2024 annual meeting of stockholders (the “Liberty Proxy Statement”), which was filed with the SEC on April 24, 2024 and is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1606745/000110465924051281/tm242814d2_def14a.htm. To the extent that certain Liberty TripAdvisor Participants or their affiliates have acquired or disposed of security holdings since the “as of” date disclosed in the Liberty Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC, which are available at: https://www.sec.gov/edgar/browse/?CIK=1606745&owner=exclude. Additional information regarding the Liberty TripAdvisor Participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Liberty TripAdvisor’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the contemplated transactions when they become available. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ Michael Noonan
Name:	Michael Noonan
Title:	Chief Financial Officer

Date: December 19, 2024